FOR IMMEDIATE RELEASE

Optelecom-NKF, Inc., Reports Second Quarter 2010 Results

GERMANTOWN, Md., August 4, 2010 /PRNewswire-FirstCall/ – Optelecom-NKF, Inc. (NASDAQ: OPTC), manufacturer of market leading Siqura® advanced video surveillance solutions, today reported its results for the second quarter of 2010.

Second Quarter 2010 Financial Results

Revenue for the second quarter totaled $7.7 million U.S. dollars, compared to $10.0 million for the same quarter one year earlier. Revenue increased sequentially from $7.2 million, reported in the first quarter of this year.

Optelecom-NKF reported a net loss of $698 thousand, or $(0.19) per share, for the quarter ending on June 30, 2010, compared to the net loss of $127 thousand, or $(0.03) per share, one year earlier. Second quarter results improved sequentially from this year’s first quarter loss of $1.6 million, or $(0.45) per share.

During the quarter, Optelecom-NKF completed the sale of its Electro Optics coil manufacturing business. Optelecom-NKF received $1,150 thousand at the close of the transaction, with a balance of $250 thousand held in escrow, subject to the completion of a specified technology transfer. The impact of the Electro Optics sale is included in this quarter’s financial results. The related gain was offset by $868 thousand in restructuring charges recorded during the quarter.

Restructuring Initiatives

During the quarter Optelecom-NKF completed several major restructuring initiatives intended to strengthen Optelecom-NKF’s financial and operational framework, including the following:

•
Replaced the geographical sales model and realigned the U.S. Sales Department to focus on three distinct markets, Transportation, Government, and Critical Infrastructure, in an effort to improve customer orientation.

•	Consolidated the U.S. manufacturing operations into Optelecom-NKF’s existing Dutch manufacturing facility and a U.S. based contract manufacturer.
•	Streamlined Optelecom-NKF's international headquarters in the U.S. to leverage existing international operations and perform critical functions domestically.

These actions are expected to generate annualized savings of approximately $2.0 million in 2011, with partial savings expected during the balance of this year.

"We have taken the steps required to put Optelecom-NKF back on track toward regaining profitability. Our new structure lowers fixed costs, which should enable Optelecom-NKF to generate earnings at reduced revenue levels,” said Dave Patterson, Optelecom-NKF’s President and CEO. “We are now concentrating our efforts to drive improved U.S. sales performance. We have recruited strong leadership and realigned our U.S. sales teams in a way that addresses the unique needs of the key industry sectors we serve. I’m pleased that we were able to improve revenues sequentially even as we significantly reduced our workforce. As experts in Video over IP and Fiber, we are positioned to facilitate technology migration strategies for mission-critical applications. This has worked well for us in the European, Middle Eastern, and Asia Pacific regions.”

Second Quarter Conference Call

Optelecom-NKF will host a conference call to discuss its second quarter results on Thursday, August 5, 2010, at 10:00 a.m. EDT. To participate live, go to http://www.videonewswire.com/event.asp?id=70942

Participant Dial-In (U.S. Toll Free):  1-800-860-2442
Participant International Dial-In:  +1-412-858-4600
Parties should ask for: Optelecom-NKF Conference Call

Playback Dial-In (U.S. Toll Free): 1-877-344-7529
Playback International Dial-In: +1-412-317-0088
Playback code: 442794

If you are unable to participate during the live webcast, the event will be archived at http://www.videonewswire.com/event.asp?id=70942

Safe Harbor Statement

This press release contains “forward-looking statements,” a term used here as defined in the amended Securities Exchange Act of 1934, and it includes statements relating to the impact of the restructuring initiatives discussed herein. Forward-looking statements typically include words such as “expect,” “anticipate,” “believe,” “estimate,” “intend,” “may,” “will,” and similar expressions as they relate to Optelecom-NKF or its management. Forward-looking statements are based on our current expectations and assumptions. These are subject to risks and uncertainties, including potential negative effects on our operations and financial results that might arise from the restructuring initiatives discussed herein. These risks and uncertainties are discussed in detail in Optelecom-NKF’s recently filed Annual Report on Form 10-K and other subsequent filings with the Securities and Exchange Commission. These forward-looking statements are written from the perspective of the circumstances under and date upon which they were composed. Optelecom-NKF disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Optelecom-NKF

Optelecom-NKF, Inc. (NASDAQ: OPTC - News), manufacturer of Siqura® advanced video surveillance solutions, provides a full range of network products based on an open technology platform that simplifies integration and installation. Our Siqura® solutions offer a perfect blend of ease of use and processing power, enabling end users to optimize the effectiveness of their surveillance systems while reducing the total cost of ownership. All products and solutions are developed and tested for professional and mission-critical applications, such as at highway departments, airports, seaports, casinos, public transport authorities, hospitals, city centers, shopping centers, military bases, and corporate and government campuses. Founded in 1972, Optelecom-NKF is committed to providing its customers with expert technical advice and support.

Investor inquiries should be directed to Mr. Rick Alpert at 301-948-7872.

Press inquiries should be directed to Kate Huber, khuber@optelecom-nkf.com tel. 301-444-2294 (for North and Latin America) or tel. +31 182 592 215 (for Europe, Middle East, Africa, and Asia). For more information please visit our website: www.optelecom-nkf.com

OPTELECOM-NKF, INC.
CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2010 AND DECEMBER 31, 2009
(Dollars in Thousands, Except Share and Per Share Amounts)

	June 30,	December 31,
	2010	2009
	(unaudited)
ASSETS
CURRENT ASSETS
Cash & cash equivalents	$1,794	$2,344
Restricted cash	255	1,900
Accounts receivable, net of allowance for doubtful accounts of $506 and $386	6,834	8,209
Inventories, net	4,281	4,343
Deferred tax asset	123	240
Prepaid expenses and other current assets	785	893
Total current assets	14,072	17,929
Property & equipment, less accumulated depreciation of $5,223 and $5,681	1,040	1,593
Intangible assets, net of accumulated amortization of $3,368 and $3,609	5,335	6,609
Goodwill	12,647	14,848
Other assets	187	209
TOTAL ASSETS	33,281	41,188
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current portion of notes and interest payable	11,057	1,907
Accounts payable	2,290	2,012
Accrued payroll	1,228	1,280
Accrued warranty reserve	383	422
Other current liabilities	2,029	1,233
Total current liabilities	16,987	6,854
Long term notes and interest payable	-	12,818
Deferred tax liabilities	674	1,513
Other liabilities	170	188
Total liabilities	17,831	21,373
STOCKHOLDERS' EQUITY
Common stock, $.03 par value-shares authorized, 15,000,000; issued and outstanding, 3,697,432 and 3,653,644 shares as of June, 2010, and December 31, 2009, respectively	111	110
Additional paid-in capital	17,282	17,036
Accumulated other comprehensive income	503	2,769
Treasury stock, 162,672 shares at cost	(1,265)	(1,265)
(Accumulated deficit) retained earnings	(1,181)	1,165
Total stockholders' equity	15,450	19,815
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$33,281	$41,188

OPTELECOM-NKF, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE (LOSS) INCOME
FOR THE THREE MONTHS ENDED JUNE 30,
(Unaudited)
(Dollars in Thousands, Except Share and Per Share Amounts)

	2010	2009
Revenue	$7,703	$10,010
Cost of goods sold	3,984	3,962
Gross profit	3,719	6,048
Operating expenses:
Sales and marketing	2,745	2,877
Engineering	1,170	1,089
General and administrative	1,377	1,660
Amortization of intangibles	154	164
Gain on sale of Electro Optics	(1,150)	-
Total operating expenses	4,296	5,790
Net (loss) income from operation	(577)	258
Other expense, net	316	142
Net (loss) income before income taxes	(893)	116
(Benefit) provision for income taxes	(195)	243
Net loss	$(698)	$(127)
Basic loss per share	$(0.19)	$(0.03)
Diluted loss per share	$(0.19)	$(0.03)
Weighted average common shares outstanding -basic	3,685,144	3,645,037
Weighted average common shares outstanding -diluted	3,685,144	3,645,037

Net loss	$(698)	$(127)
Foreign currency translation	(1,313)	1,008
Comprehensive (loss) income	$(2,011)	$881

OPTELECOM-NKF, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
FOR THE SIX MONTHS ENDED JUNE 30,
(Unaudited)
(Dollars in Thousands, Except Share and Per Share Amounts)

	2010	2009
Revenue	$14,856	$18,596
Cost of goods sold	7,203	7,832
Gross profit	7,653	10,764
Operating expenses:
Sales and marketing	5,618	5,492
Engineering	2,255	2,437
General and administrative	2,836	3,204
Amortization of intangibles	321	322
Gain on sale of Electro Optics	(1,150)	-
Total operating expenses	9,880	11,455
Loss from operations	(2,227)	(691)
Other expense, net	619	433
Loss before income taxes	(2,846)	(1,124)
Benefit for income taxes	(500)	(232)
Net loss	$(2,346)	$(892)
Basic loss per share	$(0.64)	$(0.24)
Diluted loss per share	$(0.64)	$(0.24)
Weighted average common shares outstanding -basic	3,680,067	3,643,333
Weighted average common shares outstanding -diluted	3,680,067	3,643,333

Net loss	$(2,346)	$(892)
Foreign currency translation	(2,266)	(48)
Comprehensive loss	$(4,612)	$(940)

Non-GAAP Earnings Addendum

We define Adjusted EBITDA as net income or net loss plus interest expense, income taxes, foreign exchange gains and losses, depreciation, and amortization. Adjusted EBITDA is not a measure of cash flow or liquidity as determined under U.S. Generally Accepted Accounting Principles (GAAP). We have included this Adjusted EBITDA as a supplemental disclosure because we believe that it is widely used by investors, industry analysts, and others as a useful supplemental measure. Optelecom-NKF calculates and uses Adjusted EBITDA as an indicator of its ability to generate cash from reported operating results.

Adjusted EBITDA does not represent funds available for our discretionary use and is not intended to represent or to be used as a substitute for net income or cash flows from operations data as measured under GAAP. The items excluded from Adjusted EBITDA but included in the calculation of Optelecom-NKF’s reported net income are significant components of the accompanying unaudited consolidated statements of operations and must be considered in performing a comprehensive assessment of overall financial performance. Other companies may calculate Adjusted EBITDA differently than we do, which may limit its usefulness as a comparative measure.

The table below presents a reconciliation of net income to Adjusted EBITDA:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Unaudited)	2010	2009	2010	2009
Net Loss	$(698)	$(127)	$(2,346)	$(892)
Add:
Interest expense, net	310	160	659	320
(Benefit) Provision for income taxes	(195)	243	(500)	(232)
Foreign exchange gain (loss)	6	(18)	(40)	113
Depreciation	188	240	392	480
Amortization	154	164	321	322
Adjusted EBITDA	$(235)	$662	$(1,514)	$111